UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT LIST
EXHIBIT 10.09
EXHIBIT 10.14

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

$3,000,000,000 5-Year Revolving Credit Agreement

On April 22, 2013, Oracle Corporation (“Oracle”) entered into a $3,000,000,000 Revolving Credit Agreement (the “Credit Agreement”) among Oracle; the lenders named therein; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A., BNP Paribas and JPMorgan Chase Bank, N.A., as syndication agents; and Wells Fargo Securities, LLC, BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

The Credit Agreement provides for an unsecured $3,000,000,000 5-year revolving credit facility (the “Facility”) to Oracle for general corporate purposes, including backstopping any commercial paper that Oracle may issue. Subject to certain conditions stated in the Credit Agreement, Oracle may borrow, prepay and reborrow amounts under the Facility during the term of the Credit Agreement. All amounts under the Credit Agreement are due on April 20, 2018, unless the commitments are terminated earlier either at the request of Oracle or, if an event of default occurs, by the lenders (or automatically in the case of certain bankruptcy-related events). Interest is based on either (a) a LIBOR-based formula or (b) the Base Rate formula, each as set forth in the Credit Agreement.

The Credit Agreement contains certain customary representations and warranties, covenants and events of default, including the requirement that the total net debt to total capitalization ratio of Oracle and its subsidiaries on a consolidated basis not exceed 45%. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

At this time, Oracle has not borrowed any funds under the Credit Agreement.

The description above is a summary and is qualified in its entirety by the Credit Agreement which is filed as Exhibit 10.14 to this report.

Update to Commercial Paper Program

On April 23, 2013, Oracle, pursuant to its existing $3,000,000,000 commercial paper program (the “CP Program”), entered into new dealer agreements (the “Dealer Agreements”) with various banks (collectively, the “Dealers”) and a new Issuing and Paying Agency Agreement (the “Agency Agreement”) with JP Morgan Chase Bank, National Association (the “Agent”). The Agency Agreement and certain of the Dealer Agreements replace earlier agreements previously entered into by the parties under the CP Program. The terms and conditions of the Dealer Agreements and Agency Agreement are substantially the same as the earlier agreements described in the Current Report on Form 8-K filed by Oracle with the U.S. Securities and Exchange Commission on February 9, 2006 and a copy of the form of Dealer Agreement is filed as Exhibit 10.2 to that report. A copy of the Agency Agreement is attached as Exhibit 10.09 hereto.

No commercial paper notes are currently outstanding under the CP Program.

Certain lenders under the Credit Agreement, and certain Dealers under the Dealer Agreements and the Agent under the Agency Agreement, or, in each case, one or more of their affiliates or branches, have provided investment banking and trustee/paying agency services to Oracle, are lenders or agents under other credit facilities of Oracle or provide Oracle and its subsidiaries with cash management services, foreign exchange services, global custody agent services and fixed income brokerage services.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see Item 1.01, above.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.09	Issuing and Paying Agency Agreement dated as of April 23, 2013 between Oracle Corporation and JPMorgan Chase Bank, National Association

10.14	$3,000,000,000 5-Year Revolving Credit Agreement dated as of April 22, 2013 among Oracle Corporation and the lenders and agents named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: April 26, 2013	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins
Title: Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit

10.09	Issuing and Paying Agency Agreement dated as of April 23, 2013 between Oracle Corporation and JPMorgan Chase Bank, National Association

10.14	$3,000,000,000 5-Year Revolving Credit Agreement dated as of April 22, 2013 among Oracle Corporation and the lenders and agents named therein